US PRECIOUS METALS, INC. PROVIDES COMPANY UPDATE

December 11, 2014. US Precious Metals, Inc. (USPR-OTCQB) provides the following operational update.

The Company is continuing its negotiations with Mesa Acquisitions Group, LLC (MAG) to restructure its existing mining development agreement. The parties have discussed the specifics of MAG commencing a 30,000 meter drilling campaign on our property sufficient to complete the National Instrument 43-101 compliant report. This endeavor contemplates a base camp for staff that supports 4 drilling rigs operating on two 12 hour shifts per days, 7 days per week.

Management has met with MAG on three separate occasions in the past 30 days and members from MAG have spent the last week in Mexico developing this plan. The Company expects documentation from MAG in the coming 7 to 10 days. The cost of this initial endeavor is estimated to be $10,000,000.

During the groundwork phase of the VERS study, the technicians covered roughly 300 acres of the 2,000 acres shot by satellite and provided a very in-depth report to the Company of the values. This consisted of 11 of the 71 anomalies reported to the company. The drilling campaign slotted to begin in January 2015, will focus primarily on these 2,000 acres

Additionally, as previously reported, upon funding, the Company also intends to use satellite imaging to explore the remaining 35,000 acres. Unlike the initial satellite imaging program which isolated only gold anomalies, this proposed imaging program will identify gold, silver and copper anomalies. After lengthy discussions with the Ukrainian imaging company, the estimated cost for this entire image shoot will approximate $3 million, which compares with $5.8 million if performed in stages. They also have assured us that results will be received within 60 days from payment and the unrest in the Ukraine, which caused the excessive delays in receiving the initial results, will not impact our proposed program.

The cost of this imaging program will be paid by the Company. In this regard, Mr. Scott Hartman, board member and director of Mergers and Acquisitions for the Company, has facilitated term sheets from potential third party funders who have expressed interest in funding the drilling program if the Company for any reason doesn’t conclude its drilling program funding with MAG.

Finally, given the current events and negotiations referenced above, the Company requested and received from Duane Morris, LLP a payment extension to December 19, 2014. Please refer to our Form 8-K filed on this date for more information concerning this matter.

For further information, visit the Company’s website: www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's annual report of Form 10-K and its periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investment & Company Information

Contact:

Steve Chizzik
Investor relations
The Verrazano Group, LLC
+1(973) 232 5132